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                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
                             INVESCO EXCHANGE FUND

A Special Joint Meeting ("Meeting") of Shareholders of Invesco Exchange Fund, a Delaware statutory trust ("Trust"), was held on March 9, 2017. The Meeting was held for the following purposes:

(1) Elect 15 trustees to the Board, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit fund mergers and other significant transactions upon the Board's approval but without shareholder approval of such transactions.

(3) Approve changing the fundamental investment restriction regarding the purchase or sale of physical commodities.

4(a) Approve an amendment to the current Master Intergroup Sub-Advisory
     Contract to add Invesco PowerShares Capital Management LLC.

4(b) Approve an amendment to the current Master Intergroup Sub-Advisory
     Contract to add Invesco Asset Management (India) Private Limited.

The results of the voting on the above matters were as follows:

                                                                                                      Votes
Matters                                                                                    Votes For Withheld
-------                                                                                    --------- --------
(1)  David C. Arch........................................................................  101,347   1,511
     James T. Bunch.......................................................................  101,347   1,511
     Bruce L. Crockett....................................................................  101,347   1,511
     Jack M. Fields.......................................................................  101,347   1,511
     Martin L. Flanagan...................................................................  101,347   1,511
     Cynthia Hostetler....................................................................  101,347   1,511
     Dr. Eli Jones........................................................................  101,347   1,511
     Dr. Prema Mathai-Davis...............................................................  101,347   1,511
     Teresa M. Ressel.....................................................................  101,347   1,511
     Dr. Larry Soll.......................................................................  101,347   1,511
     Ann Barnett Stern....................................................................  101,347   1,511
     Raymond Stickel, Jr..................................................................  101,347   1,511
     Philip A. Taylor.....................................................................  101,347   1,511
     Robert C. Troccoli...................................................................  101,347   1,511
     Christopher L. Wilson................................................................  101,347   1,511

                                                                                                      Votes    Votes   Broker
                                                                                           Votes For Against  Abstain Non-Votes
                                                                                           --------- -------- ------- ---------
(2)  Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit fund mergers and other significant transactions upon the Board's approval but
     without shareholder approval of such transactions....................................   98,132   4,726      0        0

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
                                                                                                     Votes   Votes   Broker
Matters                                                                                   Votes For Against Abstain Non-Votes
-------                                                                                   --------- ------- ------- ---------
(3)   Approve changing the fundamental investment restriction regarding the purchase or
      sale of physical commodities.......................................................  98,045    4,726      87      0

4(a)  Approve an amendment to the current Master Intergroup Sub-Advisory Contract to add
      Invesco PowerShares Capital Management LLC.........................................  98,520    2,914   1,424      0

4(b)  Approve an amendment to the current Master Intergroup Sub-Advisory Contract to add
      Invesco Asset Management (India) Private Limited...................................  99,132    2,302   1,424      0